UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2024 (August 28, 2024)

The Kroger Co.

(Exact name of registrant as specified in its charter)

Ohio	No. 1-303	31-0345740
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1014 Vine Street

Cincinnati, OH 45202

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (513) 762-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $1.00 par value per share	KR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On August 29, 2024, The Kroger Co. (the “Company”) announced the early participation results of the previously announced (i) offers to exchange (collectively, the “Exchange Offers”) any and all outstanding notes (the “ACI” Notes) issued by Albertsons Companies, Inc. (“ACI”), New Albertsons, L.P., Safeway Inc., Albertson’s LLC , Albertsons Safeway LLC and American Stores Company, LLC (collectively with the foregoing, the “ACI Issuing Entities”), for up to $7,441,608,000 aggregate principal amount of new notes to be issued by the Company and cash and (ii) the related solicitations of consents (collectively, the “Consent Solicitations”) to adopt certain proposed amendments (the “Proposed Amendments”) to each of the indentures (each an “ACI Indenture” and, collectively, the “ACI Indentures”) governing the ACI Notes as further described in the confidential offering memorandum and consent solicitation statement dated August 15, 2024 (the “Offering Memorandum and Consent Solicitation Statement”).

Based on the early tenders as of 5:00 p.m., New York City time, on August 28, 2024 (the “Early Participation Date”), the requisite number of consents have been received to adopt the Proposed Amendments with respect to certain of the outstanding series of ACI Notes (the “Consented Series”) as described in the Company’s press release, dated August 29, 2024, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference (the “press release”). The applicable ACI Issuing Entities have executed supplemental indentures to the ACI Indentures implementing the Proposed Amendments with respect to the Consented Series, which became effective upon execution but will not become operative until settlement of the Exchange Offers.

The Company has also announced certain amendments and waivers to the Exchange Offers and Consent Solicitations as described in the press release.

The Exchange Offers and Consent Solicitations were commenced in connection with the pending merger between a wholly owned direct subsidiary of the Company and ACI, with ACI surviving the merger as a direct, wholly owned subsidiary of the Company (the “Merger”) and are being made solely pursuant to the conditions set forth in the Offering Memorandum and Consent Solicitation Statement in a private offering exempt from, or not subject to, registration under the Securities Act of 1933, as amended, and are conditioned, among other things, upon the closing of the Merger. The Exchange Offers and Consent Solicitations will expire at 5:00 p.m., New York City time, on September 13, 2024, unless extended or earlier terminated (such date and time with respect to an Exchange Offer, as may be extended for such Exchange Offer, the “Expiration Date”). The settlement date for the Exchange Offers will be promptly after the Expiration Date and is expected to occur on or promptly after the closing date of the Merger.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this report:

(99.1)	Press Release, dated August 29, 2024.

(104)	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE KROGER CO.

August 29, 2024	By:	/s/ Christine S. Wheatley
Christine S. Wheatley
Senior Vice President, General Counsel and Secretary